EXHIBIT 23.1

                             GOLDSTEIN & GANZ, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               97 CUTTERMILL ROAD
                           GREAT NECK, NEW YORK 11021
                          ----------------------------
                                 (516) 487-0110
                            Facsimile (516) 487-2928






Board of Directors
Juniper Group, Inc.
111 Great Neck Road
Great Neck, NY 11021

We consent to the use of our report dated April 18, 2005, on page F-2 of Form 10-KSB of Juniper Group, Inc. for the year ended December 31, 2004, included herein, and to the reference to our firm under the heading "Experts" in this first amendment to the prospectus on Form SB-2. Our report dated April 18, 2005, contains an explanatory paragraph that states that the company has suffered recurring losses from operations, negative cash flow and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. The consolidated financials statements do not include any adjustments that might result from the outcome of the uncertainty.



                                              /s/ Goldstein & Ganz, P.C.
                                                  Goldstein & Ganz, P.C.

Great Neck, NY
June 5, 2006